Exhibit (e)(9)

THIRTEENTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This thirteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into with effect as of September 12th, 2024 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Paul Kim	By:	/s/ Teresa Cowan
	Paul Kim, President		Teresa Cowan, President

EXHIBIT A

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt RoboCar Disruption and Tech ETF
5	Simplify U.S. Equity PLUS GBTC ETF
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify Macro Strategy ETF
12	Simplify High Yield PLUS Credit Hedge ETF
13	Simplify Aggregate Bond ETF
14	Simplify Managed Futures Strategy ETF
15	Simplify Bitcoin Strategy PLUS Income ETF
16	Simplify Short Term Treasury Futures Strategy ETF
17	Simplify Enhanced Income ETF
18	Simplify Treasury Option Income ETF
19	Simplify Propel Opportunities ETF
20	Simplify Conservative Allocation ETF
21	Simplify Moderate Allocation ETF
22	Simplify Growth Allocation ETF
23	Simplify Income Allocation ETF
24	Simplify Commodities Strategy No K-1 ETF
25	Simplify Market Neutral Equity Long/Short ETF
26	Simplify Multi-QIS Alternative ETF
27	Simplify Opportunistic Income ETF
28	Simplify MBS ETF
29	Simplify US Equity PLUS QIS ETF
30	Simplify Tara India Opportunities ETF
31	Simplify Next Intangible Core Index ETF
32	Simplify Next Intangible Value Index ETF
33	Simplify Gamma Emerging Market Bond ETF
34	Simplify National Muni Bond ETF
35	Simplify Wolfe US Equity 150/50 ETF